Exhibit 5.6

[LETTERHEAD OF MORRIS, NICHOLS, ARSHT & TUNNELL LLP]

April 11, 2011

Sears Holdings Corporation

3333 Beverly Road

Hoffman Estates, IL 60179

Re:	Sears Holdings Corporation Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Delaware counsel to Sears Holdings Corporation, a Delaware corporation (“Parent”), and the Delaware Subsidiary Corporations (as identified and defined in Annex A hereto) and the Delaware Subsidiary LLCs (as identified and defined in Annex B hereto) (Parent, the Delaware Subsidiary Corporations and the Delaware Subsidiary LLCs are hereinafter collectively referred to as the “Delaware Companies” and each is individually referred to as a “Delaware Company”), in connection with certain matters of Delaware law relating to:

I.	the Indenture dated as of October 12, 2010 by and among Parent, as issuer, the Delaware Subsidiary Corporations (other than Private Brands (as identified and defined in Annex A hereto)) and the Delaware Subsidiary LLCs, as guarantors, the other guarantors party thereto and Wells Fargo Bank, National Association, as trustee and collateral agent (the “Trustee”) (the “Original Indenture”), as supplemented by that certain First Supplemental Indenture dated as of April 5, 2011 by and among Parent, the Delaware Subsidiary Corporations and the Delaware Subsidiary LLCs, as guarantors, the other guarantors party thereto and the Trustee (the “First Supplemental Indenture” and the Original Indenture as supplemented by the First Supplemental Indenture, the “Indenture”);

II.	the 6 5/8% Senior Secured Notes Due 2018 issued by Parent pursuant to the Indenture (the “Notes”); and

III.	the Notations of Guaranty executed by each Delaware Subsidiary Corporation and Delaware Subsidiary LLC with respect to the Notes (the “Original Notations of Guaranty” and together with the Indenture and the Notes, the “Transaction Documents” and each, individually, a “Transaction Document”).

Sears Holdings Corporation

April 11, 2011

In rendering this opinion, we have examined and relied on copies of the following documents in the form provided to us:

A.	the Indenture;

B.	the Notes;

C.	the Original Notations of Guaranty;

D.	the Registration Statement of Parent on Form S-3 (the “Registration Statement”) as filed with the Securities and Exchange Commission (the “Commission”) on April 11, 2011 under the Securities Act of 1933, as amended (the “Securities Act”);

E.	the Governing Documents (as identified and defined in Annex C hereto);

F.	the Authorizing Resolutions (as identified and defined in Annex D hereto);

G.	one or more certificates of an officer or the sole member, as applicable, of each of the Delaware Companies dated on or about the date hereof; and

H.	certifications of good standing of each of the Delaware Companies obtained as of a recent date from the Office of the Secretary of State of the State of Delaware (the “State Office”).

In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion:

i.	except to the extent addressed by our opinions in paragraphs 1, 2 and 3 below, the due incorporation, formation or organization, valid existence and good standing of each entity that is a signatory to any of the documents examined by us under the laws of the jurisdiction of its respective incorporation, formation or organization;

ii.	except to the extent addressed by our opinions in paragraphs 7, 8, 9, 10, 11 and 12 below, the due authorization, adoption, approval, execution and delivery, as applicable, of each of the above-referenced documents by each of the signatories thereto;

iii.	that each Transaction Document is necessary or convenient to the conduct, promotion or attainment of the business of each Delaware Subsidiary Corporation;

Sears Holdings Corporation

April 11, 2011

iv.	solely with respect to Parent and each Delaware Subsidiary Corporation, that the consummation of the transactions contemplated by each of the Transaction Documents does not constitute a “business combination” (as defined in Section 203 of the Delaware General Corporation Law (the “DGCL”)) with an “interested stockholder” (as defined in Section 203 of the DGCL);

v.	that each Transaction Document to which A&E Home Delivery, A&E Lawn & Garden, A&E Signature Service, Sears Authorized Hometown Stores and Sears Home Appliance Showrooms (each as identified and defined in Annex B hereto) is a party has been duly authorized, executed and delivered by Sears, Roebuck and Co. in its capacity as the sole member of A&E Home Delivery, A&E Lawn & Garden, A&E Signature Service, Sears Authorized Hometown Stores and Sears Home Appliance Showrooms for and on behalf of A&E Home Delivery, A&E Lawn & Garden, A&E Signature Service, Sears Authorized Hometown Stores and Sears Home Appliance Showrooms;

vi.	that each Transaction Document to which Kmart.com (as identified and defined in Annex B hereto) is a party has been duly authorized, executed and delivered by Bluelight.com, Inc. in its capacity as the sole member of Kmart.com for and on behalf of Kmart.com;

vii.	that each Transaction Document to which MyGofer (as identified and defined in Annex B hereto) is a party has been duly authorized, executed and delivered by Kmart Corporation in its capacity as the sole member of MyGofer for and on behalf of MyGofer; and

viii.	that each of the documents examined by us is in full force and effect, sets forth the entire understanding of the parties thereto with respect to the subject matter thereof and has not been amended, supplemented or otherwise modified, except as herein referenced.

We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no other documents contrary to or inconsistent with the opinions expressed herein. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. As to any facts material to our opinion, other than those assumed, we have relied, without independent investigation, on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

We have been retained to act as special Delaware counsel in connection with the Transaction Documents. We are not regular counsel to the Delaware Companies, and we are not generally informed as to their business affairs. With respect to our opinions below, we note that each Transaction Document is, by its terms, governed by and construed in accordance with the laws of the State of New York and, for purposes of our opinions, we have assumed that each

Sears Holdings Corporation

April 11, 2011

Transaction Document will be interpreted in accordance with the plain meaning of the written terms thereof as such terms would be interpreted as a matter of Delaware law and we express no opinion with respect to any matter of the laws of the State of New York or any legal standards or concepts under the laws of the State of New York (or any other law other than Delaware law).

Based upon and subject to the foregoing and to the further assumptions and qualifications set forth below, and limited in all respects to matters of Delaware law, it is our opinion that:

1.	Parent is a corporation validly existing and in good standing under the laws of the State of Delaware.

2.	Each Delaware Subsidiary Corporation is a corporation validly existing and in good standing under the laws of the State of Delaware.

3.	Each Delaware Subsidiary LLC is a limited liability company validly existing and in good standing under the laws of the State of Delaware.

4.	Parent has the requisite corporate power and authority to issue the Notes pursuant to the terms of the Indenture and to execute and deliver each of the Transaction Documents to which it is a party and to perform its obligations thereunder.

5.	Each Delaware Subsidiary Corporation has the requisite corporate power and authority to guarantee the Notes pursuant to the terms of the Indenture and to execute and deliver the Transaction Documents to which it is a party and to perform its obligations thereunder.

6.	Each Delaware Subsidiary LLC has the requisite limited liability company power and authority to guarantee the Notes pursuant to the terms of the Indenture and to execute and deliver the Transaction Documents to which it is a party and to perform its obligations thereunder.

7.	The Notes have been duly authorized for issuance by all requisite corporate action of Parent and the execution, delivery and performance by Parent of the Transaction Documents to which it is a party have been duly authorized by all requisite corporate action of Parent.

8.	Each Delaware Subsidiary Corporation’s guarantee of the Notes pursuant to the terms of the Indenture has been duly authorized by all requisite corporate action of such Delaware Subsidiary Corporation, and the execution, delivery and performance by each Delaware Subsidiary Corporation of the Transaction Documents to which it is a party have been duly authorized by all requisite corporate action of such Delaware Subsidiary Corporation.

Sears Holdings Corporation

April 11, 2011

9.	Each Delaware Subsidiary LLC’s guarantee of the Notes pursuant to the terms of the Indenture has been duly authorized by all requisite limited liability company action of such Delaware Subsidiary LLC, and the execution, delivery and performance by each Delaware Subsidiary LLC of the Transaction Documents to which it is a party have been duly authorized by all requisite limited liability company action of such Delaware Subsidiary LLC.

10.	Parent has duly executed and delivered the Transaction Documents to which it is a party.

11.	Each Delaware Subsidiary Corporation has duly executed and delivered the Transaction Documents to which it is a party.

12.	Each Delaware Subsidiary LLC has duly executed and delivered the Transaction Documents to which it is a party.

We hereby consent to the filing of a copy of this opinion with the Commission as an exhibit to the Registration Statement and the use of our name in the prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. We understand that the firm of Wachtell, Lipton, Rosen & Katz (“WLRK”) wishes to rely as to certain matters of Delaware law on the opinions expressed herein in connection with the delivery of its opinion to you dated on or about the date hereof concerning the transactions contemplated hereby, and we hereby consent to such reliance. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts and our review of the above-referenced documents and the application of Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity (including WLRK) with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect.

Very truly yours,

/s/ Morris, Nichols, Arsht & Tunnell LLP

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

ANNEX A

DELAWARE SUBSIDIARY CORPORATIONS

1.	California Builder Appliances, Inc. (“California Builder”)

2.	Florida Builder Appliances, Inc. (“Florida Builder”)

3.	Kmart Holding Corporation (“Kmart”)

4.	Lands’ End, Inc. (“Lands’ End”)

5.	Lands’ End Direct Merchants, Inc. (“Lands’ End Direct Merchants”)

6.	Private Brands, Ltd. (“Private Brands”)

7.	Sears Brands Management Corporation (“Sears Brands”)

8.	Sears Holdings Management Corporation (“Sears Holdings Management”)

9.	Sears Roebuck Acceptance Corp. (“Sears Roebuck”)

10.	Sears, Roebuck de Puerto Rico, Inc. (“Sears Puerto Rico”)

11.	SOE, Inc. (“SOE”)

California Builder, Florida Builder, Kmart, Lands’ End, Lands’ End Direct Merchants, Private Brands, Sears Brands, Sears Holdings Management, Sears Roebuck, Sears Puerto Rico and SOE are collectively referred to as the “Delaware Subsidiary Corporations” and each is individually referred to as a “Delaware Subsidiary Corporation”.

ANNEX B

DELAWARE SUBSIDIARY LLCs

1.	A&E Home Delivery, LLC (“A&E Home Delivery”)

2.	A&E Lawn & Garden, LLC (“A&E Lawn & Garden”)

3.	A&E Signature Service, LLC (“A&E Signature Service”)

4.	Kmart.com LLC (“Kmart.com”)

5.	MyGofer LLC (“MyGofer”)

6.	Sears Authorized Hometown Stores, LLC (“Sears Authorized Hometown Stores”)

7.	Sear Home Appliance Showrooms, LLC (“Sears Home Appliance Showrooms”)

8.	Sears Outlet Stores, L.L.C. (“Sears Outlet Stores”)

9.	StarWest, LLC (“StarWest”)

A&E Home Delivery, A&E Lawn & Garden, A&E Signature Service, Kmart.com, MyGofer, Sears Authorized Hometown Stores, Sears Home Appliance Showrooms, Sears Outlet Stores and StarWest are collectively referred to as the “Delaware Subsidiary LLCs” and each is individually referred to as a “Delaware Subsidiary LLC”.

ANNEX C

GOVERNING DOCUMENTS

As the context requires, the following documents are collectively referred to as the “Governing Documents” or as the “Governing Documents” of the Delaware Company to which they relate.

California Builder Appliances, Inc.

A certified copy of the Certificate of Incorporation of California Builder Appliances, Inc., filed in the State Office on March 2, 1998

The Bylaws of California Builder Appliances, Inc.

Florida Builder Appliances, Inc.

A certified copy of the Certificate of Incorporation of HO Pembroke Square Mall Investment Co., filed in the State Office on November 19, 1987

A certified copy of the Certificate of Merger of Florida Builder Appliances, Inc., into HO Pembroke Square Mall Investment Co., filed in the State Office on December 24, 1998

The By-laws of Florida Builder Appliances, Inc., Amended and Restated December 24, 1998

Kmart Holding Corporation

A certified copy of the Certificate of Incorporation of Kmart Holding Corporation, filed in the State Office on April 17, 2003

A certified copy of the Amended and Restated Certificate of Incorporation of Kmart Holding Corporation, filed in the State Office on May 6, 2003

A certified copy of the Certificate of Merger of Kmart Acquisition Corp. with and into Kmart Holding Corporation, attaching the Restated Certificate of Incorporation of Kmart Holding Corporation, filed in the State Office on March 24, 2005

The By-Laws of Kmart Holding Corporation

Lands’ End Direct Merchants, Inc.

A certified copy of the Certificate of Incorporation of Lands’ End Direct Merchants, Inc., filed in the State Office on February 24, 1998

The By-laws of Lands’ End Direct Merchants, Inc.

Lands’ End, Inc.

A certified copy of the Certificate of Incorporation of LEYS Merger Corporation, filed in the State Office on August 19, 1986

A certified copy of the Certificate of Agreement of Merger of Lands’ End, Inc. with and into LEYS Merger Corporation, filed in the State Office on August 21, 1986

A certified copy of the Certificate of Amendment to Certificate of Incorporation of Lands’ End, Inc., filed in the State Office on September 26, 1986

A certified copy of the Certificate of Amendment to Certificate of Incorporation of Lands’ End, Inc., filed in the State Office on August 10, 1987

A certified copy of the Certificate of Amendment of Certificate of Incorporation of Lands’ End, Inc., filed in the State Office on May 19, 1994

A certified copy of the Certificate of Ownership and Merger of Inlet Acquisition Corp. with and into Lands’ End, Inc., attaching the Amended Certificate of Incorporation of Lands’ End, Inc., filed in the State Office on June 17, 2002

A certified copy of the Certificate of Ownership and Merger of Lands’ End Business Outfitters, Inc. with and into Lands’ End, Inc., filed in the State Office on November 1, 2002

The By-laws of Lands’ End, Inc., as of November 18, 2005

Private Brands, Ltd.

A certified copy of the Certificate of Incorporation of Private Brands, Ltd., filed in the State Office on March 16, 2011

A certified copy of the Certificate of Merger, merging Private Brands, Ltd. with and into Private Brands, Ltd., filed in the State Office on April 1, 2011

The By-Laws of Private Brands, Ltd.

Sears Brands Management Corporation

A certified copy of the Certificate of Incorporation of Sears, Roebuck International, Inc., filed in the State Office on October 26, 1964

A certified copy of the Certificate of Amendment of Certificate of Incorporation of Sears, Roebuck International, Inc., filed in the State Office on April 13, 1987

A certified copy of the Certificate of Amendment to the Certificate of Incorporation of Sears International Marketing, Inc., filed in the State Office on March 23, 2009

The By-laws of Sears, Roebuck International, Inc.

Sears Holdings Corporation

A certified copy of the Certificate of Incorporation of Sears Holdings Corporation, filed in the State Office on November 23, 2004

A certified copy of the Restated Certificate of Incorporation of Sears Holdings Corporation, filed in the State Office on March 23, 2005

The Amended and Restated By-Laws of Sears Holdings Corporation

Sears Holdings Management Corporation

A certified copy of the Certificate of Incorporation of Sears Management Corp., filed in the State Office on October 10, 2005

A certified copy of the Certificate of Amendment of Certificate of Incorporation Before Payment of Capital of Sears Management Corp., filed in the State Office on December 2, 2005

The By-laws of Sears Holdings Management Corporation

Sears Roebuck Acceptance Corp.

A certified copy of the Certificate of Incorporation of Sears Roebuck Acceptance Corp., filed in the State Office on November 16, 1956

A certified copy of the Certificate of Change of Location of Registered Office and Registered Agent of Sears Roebuck Acceptance Corp., filed in the State Office on November 27, 1967

A certified copy of the Certificate of Change of Location of Registered Office and/or Registered Agent of Sears Roebuck Acceptance Corp., filed in the State Office on April 28, 1977

A certified copy of the Certificate of Change of Registered Agent and Registered Office of Sears Roebuck Acceptance Corp., filed in the State Office on March 31, 1981

A certified copy of the Certificate of Agreement of Merger of Allstate Financial Corporation with and into Sears Roebuck Acceptance Corp., filed in the State Office on March 21, 1983

A certified copy of the Certificate of Amendment of the Certificate of Incorporation of Sears Roebuck Acceptance Corp., filed in the State Office on July 29, 1987

A certified copy of the Certificate of Change of Location of Registered Office of Sears Roebuck Acceptance Corp., filed in the State Office on September 18, 1987

The By-Laws of Sears Roebuck Acceptance Corp., as amended to March 22, 2005

Sears, Roebuck de Puerto Rico, Inc.

A certified copy of the Certificate of Incorporation of Sears, Roebuck de Puerto Rico, Inc., filed in the State Office on January 18, 1961

The By-laws of Sears, Roebuck de Puerto Rico, Inc., Restated as of December 29, 1997

SOE, Inc.

A certified copy of the Certificate of Incorporation of SOE, Inc., filed in the State Office on December 1, 2005

The Bylaws of SOE, Inc.

A&E Home Delivery, LLC

A certified copy of the Certificate of Formation of A&E Home Delivery, LLC, filed in the State Office on November 4, 2004

The Limited Liability Company Agreement of A&E Home Delivery, LLC dated as of November 4, 2004

A&E Lawn & Garden, LLC

A certified copy of the Certificate of Formation of A&E Lawn & Garden, LLC, filed in the State Office on January 6, 2004

The Limited Liability Company Agreement of A&E Lawn & Garden, LLC dated as of January 6, 2004

A&E Signature Service, LLC

A certified copy of the Certificate of Formation of A&E Signature Service, LLC, filed in the State Office on January 6, 2004

The Limited Liability Company Agreement of A&E Signature Service, LLC dated as of January 6, 2004

Kmart.com LLC

A certified copy of the Certificate of Formation of Bluelight.com LLC, filed in the State Office on December 8, 1999

A certified copy of the Certificate of Amendment of Bluelight.com LLC changing the name and address of the registered agent, filed in the State Office on February 27, 2004

A certified copy of the Certificate of Amendment of Bluelight.com LLC changing the name of the company to Kmart.com LLC, filed in the State Office on October 25, 2004

The Second Amended and Restated Operating Agreement of Kmart.com LLC dated as of February 12, 2010

MyGofer LLC

A certified copy of the Certificate of Formation of MyGofer LLC, filed in the State Office on December 9, 2008

The Limited Liability Company Agreement of MyGofer LLC dated as of December 9, 2008

Sears Authorized Hometown Stores, LLC

A certified copy of the Certificate of Formation of Sears Dealer Stores, L.L.C., filed in the State Office on March 10, 2008

A certified copy of the Certificate of Amendment to the Certificate of Formation of Sears Dealer Stores, L.L.C. changing the name of the company to Sears Authorized Hometown Stores, LLC, filed in the State Office on October 9, 2008

The Limited Liability Company Agreement of Sears Authorized Hometown Stores, LLC dated as of October 9, 2008

Sears Home Appliance Showrooms, LLC

A certified copy of the Certificate of Formation of Sears Home Appliance Showrooms, LLC, filed in the State Office on April 13, 2009

The Limited Liability Company Agreement of Sears Home Appliance Showrooms, LLC dated as of April 13, 2009

Sears Outlet Stores, L.L.C.

A certified copy of the Certificate of Formation of Sears Outlet Stores, L.L.C., filed in the State Office on March 10, 2008

The Limited Liability Company Agreement of Sears Outlet Stores, L.L.C. dated as of June 23, 2008

StarWest, LLC

A certified copy of the Certificate of Formation of StarWest, LLC, filed in the State Office on July 26, 2004

The Limited Liability Company Agreement of StarWest, LLC dated as of July 26, 2004

ANNEX D

AUTHORIZING RESOLUTIONS

As the context requires, the following documents are collectively referred to as the “Authorizing Resolutions” or as the “Authorizing Resolutions” of the Delaware Company to which they relate:

1.	Written Consent of the Board of Directors in Lieu of Meeting of California Builder Appliances, Inc. dated as of September 29, 2010

2.	Written Consent of the Board of Directors in Lieu of Meeting of Florida Builder Appliances, Inc. dated as of September 29, 2010

3.	Written Consent of the Board of Directors in Lieu of Meeting of Kmart Holding Corporation dated as of September 29, 2010

4.	Written Consent of the Board of Directors in Lieu of Meeting of Lands’ End Direct Merchants, Inc. dated as of September 28, 2010

5.	Written Consent of the Board of Directors in Lieu of Meeting of Lands’ End, Inc. dated as of September 28, 2010

6.	Unanimous Written Consent of the Board of Directors in Lieu of Special Meeting of Private Brands, Ltd. dated as of March 31, 2011

7.	Written Consent of the Board of Directors in Lieu of Meeting of Sears Brands Management Corporation dated as of September 29, 2010

8.	Resolutions of the Finance Committee of the Board of Directors of Sears Holdings Corporation Adopted September 29, 2010

9.	Resolutions of the Special Offering Subcommittee of the Finance Committee of the Board of Directors of Sears Holdings Corporation Adopted September 30, 2010

10.	Written Consent of the Board of Directors in Lieu of Meeting of Sears Holdings Management Corporation dated as of September 29, 2010

11.	Written Consent of the Board of Directors in Lieu of Meeting of Sears Roebuck Acceptance Corp. dated as of September 29, 2010

12.	Written Consent of the Board of Directors in Lieu of Meeting of Sears, Roebuck de Puerto Rico, Inc. dated as of September 29, 2010

13.	Written Consent of the Board of Directors in Lieu of Meeting of SOE, Inc. dated as of September 29, 2010

14.	Written Consent of the Sole Member of A&E Home Delivery, LLC In Lieu of Meeting dated as of September 29, 2010

15.	Written Consent of the Sole Member of A&E Lawn & Garden, LLC In Lieu of Meeting dated as of September 29, 2010

16.	Written Consent of the Sole Member of A&E Signature Service, LLC In Lieu of Meeting dated as of September 29, 2010

17.	Written Consent of the Sole Member of Kmart.com LLC In Lieu of Meeting dated as of September 29, 2010

18.	Written Consent of the Sole Member of MyGofer LLC In Lieu of Meeting dated as of September 29, 2010

19.	Written Consent of the Sole Member of Sears Authorized Hometown Stores, LLC In Lieu of Meeting dated as of September 29, 2010

20.	Written Consent of the Sole Member of Sears Home Appliance Showrooms, LLC In Lieu of Meeting dated as of September 29, 2010

21.	Written Consent of the Board of Directors of Sears Outlet Stores, L.L.C. In Lieu of Meeting dated as of September 29, 2010

22.	Written Consent of the Board of Directors of StarWest, LLC In Lieu of Meeting dated as of September 29, 2010